EX-99.906CERT

SECTION 906 CERTIFICATIONS

Sandra Cavanaugh, President and Chief Executive Officer; and Mark E. Swanson, Treasurer and
Chief Accounting Officer and Chief Financial Officer of Russell Investment Funds, a
Massachusetts Business Trust (the “Registrant”), each certify that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2015
(the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d)
of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Russell
Investment Funds and will be retained by Russell Investment Funds and furnished to the Securities and
Exchange Commission or its staff upon request.

President and Chief Executive Officer,	Treasurer and Chief Accounting Officer
Russell Investment Funds	and Chief Financial Officer, Russell
Investment Funds

/s/ Sandra Cavanaugh	/s/ Mark E. Swanson
Sandra Cavanaugh	Mark E. Swanson

Date: February 25, 2016	Date: February 25, 2016